EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 13, 2007, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-141503) and related Prospectus of Capella Education Company for the registration of its common stock.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
May 9, 2007